SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT / /
--------------------------------------------------------------------
Check the appropriate box:

/X/  Preliminary Proxy Statement           / /  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                  DYNAGEN, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1) Title of each class of securities to which transaction applies:_____
       2) Aggregate number of securities to which transaction applies:_____
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____
       4) Proposed maximum aggregate value of transaction:_____
       5) Total fee paid:_____

/ /   Fee paid previously with preliminary materials.

/ /   Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:_____
       2) Form, Schedule or Registration Statement No.:_____
       3) Filing Party:_____
       4) Date Filed: _____

-----------------------------------------------------------------------------

                                     [LOGO]



================================================================================

                                  DYNAGEN, INC.


                          NOTICE OF SPECIAL MEETING OF
                                  STOCKHOLDERS

                         to be held on February 18, 1998

                                       and

                                 PROXY STATEMENT

================================================================================


                                    IMPORTANT
               PLEASE MARK, SIGN AND DATE YOUR PROXY AND PROMPTLY
                       RETURN IT IN THE ENCLOSED ENVELOPE.

                                  DYNAGEN, INC.
                               840 MEMORIAL DRIVE
                               CAMBRIDGE, MA 02139


                                                    January 19, 1998



Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of DynaGen, Inc. (the "Company"). The meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109, on February 18, 1998, beginning at 10:00 A.M. EST.

     As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so. If you do wish to attend the meeting in person, we ask that you notify the Company at (617) 491-2527 so that appropriate arrangements can be made to accommodate all stockholders wishing to attend.

     Thank you for your cooperation, continued support and interest in DynaGen, Inc.

                                             Sincerely,


                                             Dhananjay G. Wadekar
                                             CHAIRMAN OF THE BOARD OF DIRECTORS

                                  DYNAGEN, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 18, 1997

    Notice is hereby given that a Special Meeting of Stockholders of DynaGen, Inc. (the "Company") will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109, on February 18, 1998, beginning at 10:00 A.M. EST, for the following purposes:

    1. To consider and act upon a proposed plan of recapitalization that will result in a one-for-ten reverse split of the Company's Common Stock.

    2. To transact such further business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on January 9, 1998 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

                                By Order of the Board of Directors,

                                Dhananjay G. Wadekar
                                CHAIRMAN OF THE BOARD
Boston, Massachusetts
January 19, 1998

                             YOUR VOTE IS IMPORTANT.
              PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                       NOT YOU PLAN TO ATTEND THE MEETING.

                                  DYNAGEN, INC.
                               840 MEMORIAL DRIVE
                               CAMBRIDGE, MA 02139


                              --------------------


                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS


                              ---------------------


                                FEBRUARY 18, 1998




    Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of DynaGen, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on Wednesday, February 18, 1998, at 10:00 a.m. EST (the "Meeting"), at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109.

    Only stockholders of record as of January 9, 1998 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of that date, 42,501,441 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Also, the Company had issued and outstanding (i) 37,007 shares of Series A Convertible Preferred Stock, $0.01 par value (the "Series A Stock"), entitled to an aggregate of 35,877,661 votes, (ii) 12,515 shares of Series B Convertible Preferred Stock, $0.01 par value (the "Series B Stock"), entitled to an aggregate of 4,665,960 votes and (iii) 7,500 shares of Series C Convertible Preferred Stock, $0.01 par value (the "Series C Stock"), entitled to an aggregate of 5,100,000 votes (collectively, the Series A Stock, the Series B Stock and the Series C Stock are referred to as the "Preferred Stock"). The Company has no other voting securities outstanding. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to DynaGen, Inc., 840 Memorial Drive, Cambridge, MA 02139, Attention: Secretary, at or before the taking of the vote at the Meeting.

    The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. An affirmative vote of the majority of shares present in person or represented by proxy at the Meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the number of shares present or represented and voting and, therefore, will have the effect of negative votes. Broker non-votes are not so included, but have the effect of a vote "against" the proposal to amend the Certificate of Incorporation.

    The shares will be voted FOR the proposal if no specification is made.

    The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

    THIS PROXY STATEMENT AND THE FORM OF PROXY WERE FIRST MAILED TO STOCKHOLDERS ON OR ABOUT JANUARY 19, 1998.

               PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF
           INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT

    The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation (the "Proposed Amendment") to effect a recapitalization the Company pursuant to which (i) each ten shares of Common Stock will be automatically converted into one new share of Common Stock and
(ii) the authorized Common Stock will consist of 75,000,000 shares, $0.01 par value per share (the "Reverse Split"). The text of the Proposed Amendment is set forth in EXHIBIT A to this Proxy Statement. Shares of the Company's Common Stock do not have preemptive or similar rights. The Reverse Split will become effective as of 5:00 p.m. EST on the date that the certificate of amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of Delaware (the "Effective Date"). If for any reason the Board of Directors deems it advisable, the Proposed Amendment may be abandoned at any time before the Effective Date, whether before or after the Meeting (even if such proposal has been approved by the stockholders).

    In lieu of issuing less than one whole share resulting from the Reverse Split to holders of a number of shares not divisable by ten, the Company will determine the fair value of each outstanding share of Common Stock held on the Effective Date immediately before the Reverse Split takes effect (the "Fractional Share Purchase Price"). The Company currently anticipates that the Fractional Share Purchase Price will be based on the average daily closing bid price per share of the Common Stock as reported by the primary trading market for the Company's Common Stock for the ten (10) trading days immediately preceding the Effective Date. In the event the Company determines that unusual trading activity would cause such amount to be an inappropriate measure of the fair value of the Common Stock, the Company may base the Fractional Share Purchase Price on the fair market value of the Common Stock as reasonably determined in good faith by the Board of Directors of the Company. Stockholders who hold a number of shares not divisible by ten on the Effective Date immediately before the Reverse Split takes effect will be entitled to receive, in lieu of a fractional share, the Fractional Share Purchase Price times the remainder left after dividing their total number of shares by ten ("Remainder Shares").

    As soon as practicable after the Effective Date, the Company will mail a letter of transmittal to each holder of record of a stock certificate or certificates representing Common Stock issued and outstanding on the Effective Date immediately before the Reverse Split. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent in exchange for certificates representing the number of whole shares of Common Stock (plus the Fractional Share Purchase Price for any Remainder Shares) into which the shares of Common Stock have been converted as a result of the Reverse Split. No cash payment will be made or new certificate issued to a stockholder until he has surrendered his outstanding certificates together with the letter of transmittal to the Company's exchange agent. See "Exchange of Stock Certificates."

    THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.

PURPOSES OF THE REVERSE SPLIT

           ELIGIBILITY FOR CONTINUED LISTING ON NASDAQ SMALLCAP MARKET

    The Company's Common Stock has been listed on the Nasdaq Stock Market, Inc. ("Nasdaq"), and has traded on the Nasdaq SmallCap Market (the "SmallCap Market"), since August 21, 1990, when the Company completed its initial public offering. Effective February 23, 1998, upon the automatic implementation of new continued listing requirements of Nasdaq, the Company's Common Stock will be delisted from the SmallCap Market if it does not meet such criteria.

    The Company is currently exploring a number of potential transactions designed to enable the Company to meet these criteria. However, there can be no assurance that the Company will consummate any such transaction or that the consummation of any such transaction would result in the Company complying with the maintenance requirements.

    In August 1997, the Securities and Exchange Commission approved a proposal to revise maintenance criteria for securities traded on the SmallCap Market. The new listing criteria, which become effective on February 23, 1998, require, among other things, the minimum bid price of the Company's Common Stock to equal or exceed $1.00 per share. The closing price of the Company's Common stock on January 1, 1998 was approximately $0.13 per share. The Company believes that if the Proposed Amendment is approved by the stockholders at the Meeting, and the Reverse Split is effected, the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share, and therefore will satisfy one of the above-mentioned SmallCap Market maintenance criteria. However, the Company would also need to satisfy other criteria to to maintain its listing, including maintaining (i) a market capitalization of at least $35,000,000, or net tangible assets of $2,000,000, or net income of $500,000 in the latest fiscal year or two of the last three fiscal years, (ii) a public float (i.e., shares held other than by officers, directors and beneficial owners of more than 10% of the total shares outstanding) of at least 500,000 shares, (iii) a market value of the public float of at least $1,000,000, (iv) at least 300 shareholders (round lot holders), (v) at least two market makers and (vi) compliance with certain corporate governance requirements. The Company believes that it satisfies all of these other maintenance criteria except for the market capitalization criteria. As of January 1, 1998, the Company's market capitalization was approximately $6,525,000. There can be no assurance that the Company will be successful in meeting these maintenance criteria or that, even if these maintenance criteria are met, the Company will be able to continue to meet the new criteria. If the Reverse Split is not approved by the stockholders at the Meeting, then it is unlikely that the Company will meet the new listing maintenance criteria. The delisting of the Company's Common Stock from the SmallCap Market could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital. If the Company's Common Stock is delisted from the

SmallCap Market, the shares of Common Stock will likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the OTC Bulletin Board maintained by Nasdaq. If the Common Stock is listed on the OTC Bulletin Board or the pink sheets, then the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present and stockholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock. The Company's Common Stock is also listed on the Boston Stock Exchange.

    The Board of Directors further believes that low trading prices of the Company's Common Stock may have an adverse impact upon the efficient operation of the trading market in the Company's securities. In particular, brokerage firms often charge a greater percentage commission on low-priced shares than that which would be charged on a transaction in the same dollar amount of securities with a higher per share price. Also, the Company believes that some brokerage firms may be reluctant to recommend purchases of low-priced stock to their clients or make a market in such shares, which tendencies may adversely affect the Company. The Reverse Split may lessen these adverse effects if it results in a higher price per share of the Company's Common Stock. Stockholders should note that the effect of the Reverse Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Reverse Split will be ten times the prices for shares of the Common Stock immediately prior to the Reverse Split. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock (i.e., lots of fewer than 100 shares) for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

    GREATER AVAILABILITY OF COMMON STOCK FOR FUTURE ISSUANCES

    As of January 9, 1998, there were 42,501,441 shares of Common Stock issued and outstanding, and outstanding warrants, convertible debt, convertible preferred stock and options were convertible into approximately 77,020,000 shares of Common Stock. The number of shares of Common Stock which the Company may be required to issue upon conversion of shares of Preferred Stock fluctuates based on the trading price of the Common Stock from time to time. If the Company's Common Stock continues to trade at its present price of approximately $0.13 per share, then the Company will not have adequate shares of Common Stock available when necessary for issuance upon conversion of Preferred Stock.

    If the Reverse Split is approved, the Board of Directors would have the authority to issue approximately 63,048,000 additional shares of Common Stock without further stockholder approval. The Board of Directors believes that the Reverse Split would provide sufficient shares for issuance upon conversion of the Preferred Stock, as well as for such corporate purposes as the Board of Directors may determine to be necessary or desirable. These purposes may include, without limitation, acquiring other businesses in exchange for shares of Common Stock, entering into collaborative research arrangements with other companies, or acquiring complementary technologies, products or businesses from third parties in exchange for Common Stock. Other corporate purposes may include issuing shares of Common Stock in connection with research and development relationships, strategic alliances or other corporate partnering programs and issuing shares of Common Stock to raise additional working capital for ongoing operations or planned research projects, and the financing of the Company's recent acquisition of a generic drug manufacturer. The Company may also issue additional shares of Common Stock to attract and retain valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under the Company's existing stock plans. The Company does not have any current commitments or agreements relating to any acquisitions.

    Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the Certificate of Incorporation or By-Laws of the Company then in effect.

    The issuance of any additional shares of Common Stock by the Company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock of existing stockholders. The Company, however, will receive consideration for any additional shares of Common Stock issued, which could reduce or eliminate the economic effect to each stockholder of such dilution.

    Authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Neither the Certificate of Incorporation nor By-Laws of the Company now contain any provisions that are generally considered to have an anti-takeover effect, and the Board of Directors does not now plan to propose any anti-takeover measures in future proxy solicitations. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use any issuance of Common Stock to impede a takeover attempt.

EFFECT OF THE REVERSE SPLIT

    As a result of the Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by ten, plus cash in lieu of any fractional share. The authorized shares of Common Stock will consist of 75,000,000 shares, $0.01 par value per share. The Reverse Split will not affect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The terms of Common Stock and Preferred Stock, and the rights and privileges of the holders of such shares, will be unaffected by the Reverse Split. The number of shares of Common

Stock issued and outstanding will be reduced. Consequently, the aggregate par value of the issued Common Stock will be lower, and the number of authorized but unissued shares of Common Stock will be greater, after the Reverse Split. Future issuances of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. As the Reverse Split will increase the number of authorized but unissued shares of Common Stock, it may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or By-laws.

    Dissenting Stockholders will not have appraisal rights under Delaware law or under the Company's Certificate of Incorporation or By-laws.

    The Reverse Split may leave certain stockholders with an odd lot of the Company's Common Stock (i.e., a number of shares less than 100). These shares may be more difficult to sell, or require a greater commission to sell, than shares in multiples of 100.

    The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

    Upon consummation of the Reverse Split, the total number of shares currently reserved for outstanding warrants, grants of stock options and all stock options previously granted would be decreased proportionately. The cash consideration payable per share upon exercise of the stock warrants and options would be increased proportionately.

EXCHANGE OF STOCK CERTIFICATES

    AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE, THE COMPANY INTENDS TO ENCOURAGE STOCKHOLDERS TO EXCHANGE THEIR STOCK CERTIFICATES ("OLD CERTIFICATES") FOR NEW CERTIFICATES ("NEW CERTIFICATES") REPRESENTING THE NUMBER OF WHOLE SHARES OF COMMON STOCK INTO WHICH THEIR SHARES OF COMMON STOCK HAVE BEEN CONVERTED AS A RESULT OF THE REVERSE SPLIT (AS WELL AS CASH IN LIEU OF FRACTIONAL SHARES RESULTING FROM THE REVERSE SPLIT). STOCKHOLDERS WILL BE FURNISHED WITH THE NECESSARY MATERIALS AND INSTRUCTIONS FOR THE SURRENDER AND EXCHANGE OF STOCK CERTIFICATES AT THE APPROPRIATE TIME BY THE COMPANY'S TRANSFER AGENT. STOCKHOLDERS WILL NOT BE REQUIRED TO PAY A TRANSFER OR OTHER FEE IN CONNECTION WITH THE EXCHANGE OF CERTIFICATES.

    STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT UNTIL REQUESTED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         The following general description of certain federal income tax consequences of the Reverse Split is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not address aspects of federal income taxation that may be relevant to special classes of taxpayers, such as non-resident aliens, broker-dealers, tax-exempt organizations, banks or insurance companies, and does not discuss the tax consequences under the laws of any foreign, state or local jurisdiction. Stockholders are urged to consult their own tax advisors as to the federal, state, local and foreign tax consequences to them of the Reverse Split.

         The Company believes that the Reverse Split will constitute a reorganization within the meaning of section 368(a)(1)(E) of the Code. Accordingly, the Reverse Split will have the following federal income tax consequences:

         1. No gain or loss will be recognized by holders of Old Certificates upon their receipt in exchange therefor in the Reverse Split of New Certificates.

         2. A stockholder who receives cash in the Reverse Split will recognize gain to the extent that such cash exceeds his adjusted tax basis in the Old Certificates. Such gain will be capital gain provided the stockholder holds the Old Certificates as capital assets at the time of the Reverse Split.

         3. A stockholder's aggregate tax basis in the New Certificates received in the Reverse Split will equal his aggregate tax basis in the Old Certificates surrendered in exchange therefor, reduced by any cash received and increased by the gain recognized by such stockholder.

         4. The holding period of New Certificates received in the Reverse Split will include the period for which the Old Certificates surrendered in exchange therefore were held, provided that the Old Certificates are here held as capital assets at the time of the Reverse Split.

         5. The Company will recognize no gain or loss as a result of the Reverse Split.

VOTE REQUIRED

         The Proposed Amendment would effect the Reverse Split. Approval of the Proposed Amendment would require the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock and Preferred Stock, voting together as a class, as well as the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock, voting as a separate class.

         The Board of Directors reserves the right to abandon the Proposed Amendment without further action by the stockholders at any time before the filing of the certificate of amendment to the Company's Certificate of Incorporation effecting the Proposed Amendment with the Delaware Secretary of State, notwithstanding authorization of the Propoased Amendment by the stockholders.

         The foregoing summary of the Proposed Amendment is qualified in its entirety by reference to the complete text of the Proposed Amendment, which is set forth as Exhibit A to this Proxy Statement.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities as of January 1, 1998, by (i) each person or entity known to the Company to own beneficially five percent or more of the Company's Series A Stock, Series B Stock, Series C Stock and Common Stock, (ii) each of the Company's directors, (iii) the Company's Principal Executive Officer and each of the other Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown.

                                                                                             Shares
                                                                                      Beneficially Owned(1)
                                                        ---------------------------------------------------------------------------
                                                                                    Series A          Series B         Series C
                                                            Common Stock             Stock             Stock            Stock
                                                        ---------------------       --------          --------         --------
Name and                                                Number     Percent(2)    Number  Percent   Number  Percent  Number  Percent
Address                                                             of Class             of Class          of Class         of Class
      ----                                              ------     ----------    ------  -------   ------  -------  ------  -------
Dhananjay G. Wadekar                                  1,351,250      3.2%         -       -         -       -        -       -
  c/o DynaGen, Inc.
  840 Memorial Drive
  Cambridge, Massachusetts 02139

Dr. Indu A. Muni                                      1,137,250      2.7%         -       -         -       -        -       -
  c/o DynaGen, Inc.
  840 Memorial Drive
  Cambridge, Massachusetts 02139

Dr. F. Howard Schneider                                 272,859(3)     *          -       -         -       -        -       -
  c/o DynaGen, Inc.
  840 Memorial Drive
  Cambridge, Massachusetts 02139

Steven Georgiev                                          82,500(4)     *          -       -         -       -        -       -
  c/o DynaGen, Inc.
  840 Memorial Drive
  Cambridge, MA 02139

Dr. Michael Sorell                                       82,500(4)     *          -       -         -       -        -       -
  115 East 92nd Street
  New York, NY 10128

Ardsen Financial S.A.                                 3,753,399(6)   8.1%      3,580    9.7%        -       -        -       -
  P.O. Box 9765
  123 Birmensdarfer St.
  8036 Zurich
  Switzerland

Voica Trading S.A.                                    3,302,572(6)   7.2%      3,150    8.5%        -       -        -       -
  P.O. Box 9765
  123 Birmensdarfer St.
  8036 Zurich
  Switzerland

                                       9

                                                                                             Shares
                                                                                      Beneficially Owned(1)(continued)
                                                        ---------------------------------------------------------------------------
                                                                                    Series A          Series B         Series C
                                                            Common Stock             Stock             Stock            Stock
                                                        ---------------------       --------          --------         --------
Name and                                                Number     Percent(2)    Number  Percent   Number  Percent  Number  Percent
Address                                                             of Class             of Class          of Class         of Class
      ----                                              ------     ----------    ------  -------   ------  -------  ------  -------
Taib Bank E.C.                                        2,830,776(6)   6.2%      2,700    7.3%        -       -        -       -
  Sahl Centre, Diplomatic Area
  P.O. Box 20485
  Manama, Bahrain

Colbo KFT                                             2,170,262(6)   4.9%      2,070    5.6%        -       -        -       -
  Mogurt Raktarhaz Gyari ut
  2310 Szigetszentimikios
  Hungary

Sovereign Partners L.P.                               2,096,871(6)   4.7%      2,000    5.4%        -       -        -       -
  Executive Pavilion
  90 Grove Street
  Ridgewood, CT  06878

Legong Investments N.V.                               4,822,804(6)  10.2%      4,600   12.4%        -       -        -       -
  c/o MIT Fund Management LTD
  1171 East Putnam Avenue
  Riverside, CT 06878

RIC Asset Limited                                     4,508,273(6)   9.6%      4,300   11.6%        -       -        -       -
  c/o Rana Investment Co.
  P.O. Box 60148
  Riyadh 11545
  Saudi Arabia

The Endeavor Capital Fund S.A.                       10,093,246(7)  19.2%      4,607   12.5%        -       -     7,500     100%
  c/o Endeavor Management
  14/14 Divrei Chaim St.
  Jerusalem 94479, Isreal

Gross Foundation                                      2,621,089(6)   5.8%      2,500    6.8%        -       -        -       -
  1660 49st
  Brooklyn, NY  11204

Julius Baer Securities, Inc.                          4,906,261(8)  10.4%         -       -      7,500    59.9%      -       -
  As agent for certain non - U.S. persons
  330 Madison Ave.
  New York, NY  10017

Coutts & Co. AG                                       3,236,989(8)   7.1%         -       -      5,015    40.1%      -       -
  Talstrasse 59
  Zurich CH8022
  Switzerland

All directors and executive officers                  3,037,359(5)   7.1%         -       -         -       -        -       -
  as group (6 persons)

----------------------------
*Less than one percent.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2) Percentage ownership is based on 42,501,441 shares of Common Stock outstanding, plus securities deemed to be outstanding, with respect to individual stockholders, pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(3) Includes 202,859 shares issuable to Dr. Schneider pursuant to immediately exercisable stock options. Does not include 100 shares owned by Dr. Schneider's wife, of which he disclaims any beneficial interest or control.
(4) Consists of 82,500 shares issuable persuant to immediately excercisable stock options.
(5) Includes 457,859 shares issuable pursuant to immediately exercisable stock options.
(6) Represents shares issuable upon conversion of shares of Series A Stock. The terms of the Series A Stock prohibit the holder from converting ahres of Series A Stock if such conversion would result in beneficial ownership of more than 4.9% of the outstanding Common Stock.
(7) Represents shares issuable upon conversion of Series A and Series C Stock. The terms of the Series A and Series C Stock prohibit the holder from converting shares of Series A or Series C Stock if such conversion would result in beneficial ownership of more than 4.9% of the outstanding
      Common Stock.
(8) Represents shares issuable upon an assumed conversion of Series B Stock. The terms of the Series B Stock prohibit the holder from converting shares of Series B Stock if such conversion would result in beneficial ownership of more than 4.9% of the outstanding Common Stock.

                                 OTHER BUSINESS

      The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.


                              STOCKHOLDER PROPOSALS

      It is contemplated that the 1998 Annual Meeting of Stockholders will be held on or about June 30, 1998. Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than February 1, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.


                            EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Also, the Company may retain a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph, following the original solicitation.


                                    By Order of the Board of Directors,

                                    DHANANJAY G. WADEKAR
                                    Chairman of the Board


January 19, 1998

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

                                    EXHIBIT A

                           Text of Proposed Amendment

         RESOLVED: That the Certificate of Incorporation of the corporation be amended by deleting Paragraph 4 thereof and inserting in its place the following paragraph:

         4. The total number of shares of stock which the corporation shall have authority to issue is 85,000,000 shares, consisting of 75,000,000 shares of common stock, having a par value of $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, having a par value of $0.01 per share (the "Preferred Stock").

         At the same time as the filing of this Amendment to the Certificate of Incorporation of the corporation with the Secretary of the State of Delaware becomes effective, each ten (10) shares of common stock of the corporation, par value of $0.01 per share (the "Old Common Stock"), issued and outstanding or held in the treasury of the Corporation immediately prior to the effectiveness of such filing, shall be combined, reclassified and changed into one (1) fully paid and nonassessable share of Common Stock.

         Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraph. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the Common Stock for each ten (10) shares of the Old Common Stock previously represented by such certificate.

    No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon such combination and reclassification of the Old Common Stock into shares of Common Stock. Instead of there being issued any fractional shares of Common Stock which would otherwise be issuable upon such combination and reclassification, the corporation shall pay to the holders of the shares of Old Common Stock which were thus combined and reclassified cash in respect of such fraction in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the date such combination and reclassification becomes effective.

         The designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be determined by the Board of Directors from time to time.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
         DYNAGEN, INC. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH
          THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN
                AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED
                                    ENVELOPE.

                                  DYNAGEN, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 18, 1998

      The undersigned stockholder of DynaGen, Inc. (the "Company"), revoking all prior proxies, hereby appoints Dhananjay G. Wadekar and David A. Broadwin, Esq., or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109 on February 18, 1998, beginning at 10:00 a.m. EST and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting dated January 19, 1998 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

1. To amend the Company's Certificate of Incorporation to effect a one-for-ten reverse split of the Company's common stock, $0.01 par value per share.

 [  ]  FOR          [  ]  AGAINST         [  ]  ABSTAIN


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.

DATED:          , 1998                  Signature of Stockholder(s):

Mark here if Stockholder's address has changed:  [  ]

                                       New address: ____________________________


                                                    ____________________________


      Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

Mark here if you plan to attend the meeting:  [  ]